Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Galleinphi Inc. (the “Company”) to be filed on or about May 13, 2024, of our report dated December 20, 2023, relating to the audit of the consolidated financial statements of the Company as of June 30, 2023 and 2022, and for the years then ended.

We also consent to the reference to us under the caption “Experts” appearing therein.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

May 13, 2024